UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

Longs Drug Stores Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8978	68-0048627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 North Civic Drive Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 937-1170

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 28, 2007, Longs Drug Stores Corporation (the “Company”) issued a news release which included its fourth quarter and fiscal 2007 financial results and its first quarter and fiscal 2008 management outlook. The full text of the news release is furnished as an exhibit hereto and incorporated by reference herein. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 28, 2007, the Board of Directors of the Company approved management’s recommendation to dispose of 31 retail stores, including 8 stores in California and all 23 of the Company’s stores in Washington, Oregon and Colorado, during fiscal 2008. The Company recorded a non-cash asset impairment charge of $6.3 million associated with these planned dispositions during the fourth quarter ended January 25, 2007.

Beginning with the first quarter of fiscal 2008, the charges and results of operations associated with the 23 stores in the Washington, Oregon and Colorado markets will be classified as “discontinued operations” in accordance with Statement of Financial Accounting Standards No. 144 (FAS 144) “Accounting for the Impairment or Disposal of Long-Lived Assets”, and historical results of operations for these stores will be reclassified and presented as discontinued operations in the Company’s comparative historical financial statements for periods prior to the Company’s exit from these markets. The Company expects to incur net losses from discontinued operations associated with these 23 stores estimated at between $2 million and $4 million pre-tax. This estimate includes $10 million to $15 million for lease-related costs net of estimated sublease rental income, $3 million to $4 million for employee severance, and $2 million to $4 million of operating losses during the pre-closure period, offset by an estimated $13 million to $19 million in gains on the sale of store properties and related assets. The Company expects to record the majority of the lease-related costs, employee severance and pre-closure operating losses during the first half of fiscal 2008 as the related stores are sold or closed. The gains on the sale of store properties and related assets will be recorded upon completion of the related sales transactions, the timing of which is unknown at the time of this filing.

The charges and results of operations associated with the 8 California stores will continue to be classified in continuing operations. The Company expects to incur pre-tax net charges related to the disposition of these 8 stores estimated at between $14 million and $18 million, primarily for lease-related costs net of estimated sublease rental income. The Company expects to record the majority of these costs during the first quarter of fiscal 2008 as the related stores are sold or closed.

Cash expenditures related to these activities will occur over periods of up to 22 years, depending on the remaining lease terms for the respective store properties. The Company expects to realize positive cash flows estimated at between $20 million and $26 million during fiscal 2008 as it sells the store properties and related assets and liquidates inventories during the pre-closure period. A portion of these cash flows could occur in fiscal 2009 or later, depending on the timing of the related sales of store properties and related assets, which is uncertain. The Company expects these positive cash flows to be offset by total negative cash flows estimated at between $22 million and $28 million from fiscal 2009 through the remaining lease terms of the respective store properties for lease-related costs net of estimated sublease rental income.

Of the 31 stores subject to these actions, 24 are stores leased from third parties, 5 are company-owned buildings on company-owned land and 2 are company-owned buildings on leased land.

2

Actual amounts and the timing of charges and expenses and the offsetting gains, as well as the related cash flows, may vary materially as closure plans are implemented.

Item 2.06	Material Impairments.

The information included in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06

Item 7.01	Regulation FD Disclosure.

On February 28, 2007, Longs Drug Stores Corporation issued a news release regarding its fourth quarter and fiscal 2007 financial results and the events discussed in Item 2.05. The full text of the news release is furnished as an exhibit hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being furnished as part of this Form 8-K:

Number	Exhibit
99.1	News Release of Longs Drug Stores Corporation dated February 28, 2007.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007	LONGS DRUG STORES CORPORATION
(Registrant)

	By:	/s/ Roger L. Chelemedos
	Name:	Roger L. Chelemedos
	Its:	Senior Vice President—Finance, Controller and Treasurer

4

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated February 28, 2007.

5